Exhibit 23.1
Consent of RubinBrown LLP

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150496) of FutureFuel Corp. of our reports dated March 16, 2009, relating to the consolidated financial statements of FutureFuel Corp. and subsidiary and the effectiveness of internal control over financial reporting of FutureFuel Corp. and subsidiary, which appear in this Form 10 K.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standard No. 109.

As discussed in Note 20 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, as of January 1, 2008.

/s/ RubinBrown LLP

St. Louis, Missouri
March 16, 2009